UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025
MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1621
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, Macy’s, Inc. (“Macy’s, Inc.” or the “Company”) announced that Thomas J. Edwards, Jr., 60, has been appointed Chief Operating Officer and Chief Financial Officer of Macy’s, Inc., effective June 22, 2025.

Mr. Edwards currently serves as Chief Financial Officer and Chief Operating Officer of Capri Holdings Limited, a global luxury fashion group, where he leads the finance, information technology and supply chain teams. During his eight years at Capri Holdings, Mr. Edwards spearheaded the acquisition and integration of global fashion brands Versace and Jimmy Choo and implemented shared systems and capabilities, including a global enterprise resource planning (ERP) platform, that generated savings across brands, functions and regions. Before joining Capri in 2017, Mr. Edwards was Executive Vice President and Chief Financial Officer of Brinker International, Inc., a multinational casual dining conglomerate, and has held numerous finance and operations positions at Wyndham Hotels & Resorts, Inc., Kraft Foods and Nabisco Food Service Company.

The Compensation and Management Development (CMD) Committee of the Macy’s, Inc. Board of Directors approved the following compensation arrangements for Mr. Edwards:

•Annual base salary of $850,000; annual target short-term incentive (STI) opportunity of 125% of base salary under the Senior Executive Incentive Compensation Plan; and a target long-term incentive (LTI) equity award with a grant date fair value of $3,100,000 under the 2024 Equity and Incentive Compensation Plan (the “Plan”), in a combination of time-based restricted stock units (RSUs) and performance-based restricted stock units (PRSUs). The RSUs will vest 25% on each of the first four anniversaries of the grant date and the PRSUs will vest at the end of a multi-year performance period based on performance. STI opportunity will be prorated for fiscal 2025.
•Signing bonus ranging between $1,650,000 and $1,735,000 depending on start date, payable within 30 days of hire, subject to repayment if Mr. Edwards voluntarily terminates employment within two years of hire date.
•New hire equity award under the Plan of RSUs with a grant date fair value between $1,100,000 and $2,233,000 depending on start date, vesting 50% on the second anniversary and 50% on the third anniversary of the grant date.
•Participation in the Company’s Senior Executive Severance Plan (“SESP”), Change in Control Plan and other senior leader programs.

Adrian V. Mitchell, Chief Operating Officer and Chief Financial Officer, will be leaving the Company. He will continue in his current capacity through June 21, 2025 to ensure a seamless transition. Mr. Mitchell will be entitled to benefits under the SESP in connection with his departure from the Company.

Item 7.01. Regulation FD Disclosure.

On April 1, 2025, Macy’s, Inc. issued a press release announcing the evolution of its leadership team. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Macy’s, Inc. dated April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

MACY'S, INC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: April 1, 2025	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary